UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date Of Report
                       (Date Of Earliest Event Reported):

                                 March 11, 1999


                               Saville Systems PLC
             (Exact name of registrant as specified in its charter)


                         Commission File Number 0-27176

                               Republic of Ireland
         (State or other jurisdiction of incorporation or organization)

                                 Not Applicable
                      (I.R.S. Employer Identification No.)

                   IDA Business Park, Dangan, Galway, Ireland
          (Address of principal executive offices, including zip code)


                               011-353-9-152-6611
              (Registrant's telephone number, including area code)

Item 5.        Other Events

On March 11, 1999, Saville Systems Plc. ("Saville") issued a press release which is attached hereto as Exhibit 99.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)  Financial Statements of Business Acquired:  not applicable.

         (b)  Pro Forma Financial Information:  not applicable.

         (c)  Exhibits.

              Exhibit 99:  Press Release of the Company, dated March 11, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    SAVILLE SYSTEMS PLC
                                    (Registrant)

Date:  March 11, 1999               By:  /s/ Christopher A. Hanson
       ---------------------             ---------------------------------------
                                    Christopher A. Hanson
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                               SAVILLE SYSTEMS PLC
                                 FORM 8-K REPORT

                                INDEX TO EXHIBITS

Exhibit No.                Description

      99                   Press Release of the Company, dated March 11, 1999

                                                                     Exhibit 99

Contacts:         Chris Hanson                 Vicki Nahrung
                  Chief Financial Officer      Director of Investor Relations
                  Saville Systems              Saville Systems
                  (781) 270-6500               (781) 270-6500

     Saville Voluntarily Revalues In-Process Research and Development Charge
                       and Revises 1998 Financial Results

Burlington, Mass., March 11, 1999 -- Saville Systems PLC (NASDAQ: SAVLY) previously announced that it was evaluating the application of recently expressed U.S. Securities and Exchange Commission ("SEC") views on valuation methods for purchased in-process research and development ("IPRD") with respect to the charge taken by the Company in the second quarter of 1998. The Company has completed the evaluation and decided to adjust its IPRD charge voluntarily and, consequently, to restate its second and third quarter results and revise its previously announced fourth quarter and annual results for the year ended December 31, 1998.

The Company originally recorded a one-time charge for IPRD in its operating results for the second quarter of 1998 in the amount of $18.8 million. After revaluing the IPRD charge, the Company adjusted the one-time charge to $9.2 million ($8.4 million net of related tax benefits), representing a reduction of $9.6 million that will be amortized in subsequent periods. As a result of the adjustment, net of the effect of the corresponding increased amortization, the Company's previously announced net income for the year ended December 31, 1998 increased by approximately $8.2 million from $18.9 million, or $0.47 per diluted share, to $27.1 million, or $0.67 per diluted share. As a consequence of this adjustment, the Company's revised consolidated balance sheet as of December 31, 1998 reflects an increase of approximately $7.4 million in other assets, total assets and total liabilities and shareholders' equity for the year ended December 31, 1998. Excluding the IPRD charge, the Company's previously announced net income decreased by approximately $1.1 million from $36.5 million, or $0.90 per diluted share, to $35.4 million, or $0.87 per diluted share, due to the increased amortization described above.

"Our original purchased IPRD charges were made based on valuations provided by independent valuation experts, and were in accordance with the established industry practices at the time," said Chris Hanson, Saville's Chief Financial Officer. "In light of the recently released views of the SEC with respect to valuation and accounting for purchased IPRD, we believe that taking a conservative approach and revising our earnings, which has no impact on our financial condition or liquidity, is in the best interest of Saville and its shareholders."

Founded in 1982, Saville is a leading provider of convergent billing and customer care solutions for the telecommunications industry. Saville operates globally with offices in the U.S., Canada, Ireland, Australia, U.K. and Germany, and has more than 1,400 employees worldwide. Saville is a publicly held company, traded on the Nasdaq National Market (US) market under the symbol SAVLY.
For more information, Saville can be reached at www.savillesys.com, or call (+1) 781-270-6500.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Item 2 of the company's Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 1998, including risks associated with customer concentration, intense competition, product development, the management of rapid operations expansion and the availability of favorable tax treatment.

Note: Revised Consolidated Statements of Income and Consolidated Balance Sheets follow.

Saville Systems PLC


CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(In thousands of U.S. dollars, except share and per share data)



                                            Quarter Ended            Year Ended
                                --------------------------------    -----------

                                March 31 June 30  Sept. 30  Dec. 31
                                 1998     1998      1998     1998
                                       (restated)(restated)(revised)1 (revised)1
------------------------------- -------- --------- -------- -------- ----------
Revenue
 Services                       $29,939   $31,114  $31,332  $32,345   $124,730
 License fees                     8,083    11,797   11,245   11,850     42,975
------------------------------- -------- --------- -------- -------- ----------
Total Revenue                    38,022    42,911   42,577   44,195    167,705
------------------------------- -------- --------- -------- -------- ----------
Expenses
 Cost of services                14,048    16,063   15,505   15,972     61,588
 Cost of license fees               280       270      372      347      1,269
 Sales and marketing              1,922     2,186    2,194    2,366      8,668
 Research and development         3,931     5,968    5,362    6,128     21,389
 General and administrative       6,543     8,108    9,373    8,170     32,194
 Charge for purchased
  in-process research               -       9,168      -        -        9,168
  and development
------------------------------- -------- --------- -------- -------- ----------
Total Expenses                   26,724    41,763   32,806   32,983    134,276
------------------------------- -------- --------- -------- -------- ----------
Income from operations           11,298     1,148    9,771   11,212     33,429
Other income, net                   723       631      837    1,173      3,364
------------------------------- -------- --------- -------- -------- ----------
Income before income taxes       12,021     1,779   10,608   12,385     36,793
Provision for income taxes        2,825     1,743    2,440    2,733      9,741
------------------------------- -------- --------- -------- -------- ----------
Income before minority interest   9,196        36    8,168    9,652     27,052
  Minority interest share in
  subsidiaries' net income          -           -      -        -         -
------------------------------- -------- --------- -------- -------- ----------
Net income                       $9,196      $ 36   $8,168   $9,652    $27,052
------------------------------- -------- --------- -------- -------- ----------

   Basic earnings per share       $0.24     $0.00    $0.21    $0.25      $0.70
   Diluted earnings per share     $0.23     $0.00    $0.20    $0.24      $0.67
------------------------------- -------- --------- -------- -------- ----------
(in thousands)
Ordinary Shares                   37,822    38,554   38,679    38,827     38,471
Ordinary Shares assuming
  dilution                        40,845    41,269   40,271    39,794     40,545
-------------------------------- -------- --------- -------- --------- ----------

1 Revised from results previously announced on January 26, 1999


Saville Systems PLC


CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data amounts)


                                                           As of December 31
                                                           1998         1997
                                                       (unaudited)
                                                       (revised)1
------------------------------------------------------------------- ------------
ASSETS
Current Assets:
  Cash and cash equivalents                               $ 40,330     $ 55,785
  Short-term investments                                    47,492       13,015
  Accounts receivable, less allowance for doubtful
   accounts of $1,943 and  $1,687, respectively             43,729       22,373
  Prepaid expenses and other assets                          4,471        3,581
------------------------------------------------------------------- ------------
  Total current assets                                     136,022       94,754
  Property and equipment, net                               12,277       10,621
  Other assets, net                                         13,346          -
------------------------------------------------------------------- ------------
Total assets                                              $161,645     $105,375
------------------------------------------------------------------- ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                           5,377        5,336
  Accrued compensation and related benefits                  7,128        5,248
  Accrued expenses and other liabilities                     4,644        3,084
  Income taxes payable                                       8,804        7,167
  Deferred revenue                                             947        3,402
  Current portion of long-term liabilities                   1,116          134
------------------------------------------------------------------- ------------
  Total current liabilities                                 28,016       24,371
  Long-term liabilities                                      1,178          336
  Minority interest                                            361          366
------------------------------------------------------------------- ------------
Total liabilities                                           29,555       25,073
------------------------------------------------------------------- ------------

Commitments and Contingencies
Shareholders' Equity:
Ordinary Shares, nominal value $0.0025 per share
  Authorized:  75,000,000
  Issued and outstanding:  38,938,488 and 37,504,596            97           94

Deferred Ordinary Shares, nominal value IR(pound)1.00
 per share
 Authorized, issued and outstanding:  30,000                    48           48
Additional paid-in capital                                  63,766       37,734
Retained earnings                                           69,802       42,750
Accumulated other comprehensive income                     (1,623)        (324)
------------------------------------------------------------------- ------------
Total shareholders' equity                                 132,090       80,302
------------------------------------------------------------------- ------------
Total liabilities and shareholders' equity                $161,645     $105,375
------------------------------------------------------------------- ------------


1 Revised from results previously announced on January 26, 1999